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                                                              Exhibit 99.B(j)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
ING Partners, Inc.:

We consent to the references to our firm under the headings "Shareholder Infomation" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

                         /s/KPMG LLP


Boston, Massachusetts
August 12, 2005